Exhibit 5.1

[AMBAC LETTER HEAD]

May 12, 2014

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished by me as Senior Managing Director and General Counsel for Ambac Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 to be filed on the date hereof (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of (i) subordinated debt securities, in one or more series (the “Subordinated Debt Securities”), which may be issued under a Subordinated Indenture proposed to be entered into between the Company and the trustee to be named therein (the “Subordinated Debt Indenture”), a form of which shall be filed as Exhibit 4.15 to the Registration Statement; (ii) senior debt securities, in one or more series (the “Senior Debt Securities” and together with the Subordinated Debt Securities, the “Debt Securities”), which may be issued under a Senior Indenture proposed to be entered into between the Company and the trustee to be named therein, a form of which shall be filed as Exhibit 4.14 to the Registration Statement (the “Senior Debt Indenture” and together with the Subordinated Debt Indenture, the “Indentures”); (iii) shares of preferred stock, $0.01 par value (the “Preferred Stock”), in one or more series; (iv) shares of common stock, $0.01 par value per share (“Common Stock”); (v) warrants (“Warrants”) to purchase Debt Securities, Preferred Stock or Common Stock to be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (the “Warrant Agent” or “Warrant Agents”); (vi) stock purchase contracts (“Stock Purchase Contracts”) which will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) proposed to be entered into between the Company and the stock purchase contract agent to be named therein (the “Stock Purchase Contract Agent” or “Stock Purchase Contract Agents”), and (vii) stock purchase units (“Stock Purchase Units”), which will be issued pursuant to one or more stock purchase unit agreements (each, a “Stock Purchase Unit Agreement”) to be entered into between the Company and the stock purchase unit agent to be named therein (the “Stock Purchase Unit Agent” or “Stock Purchase Unit Agents”). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Offered Securities”.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our examination, I or attorneys under my supervision (with whom I have consulted), have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have assumed that each Indenture will be duly authorized, executed and delivered by the Company and the trustee to be named in such Indenture and that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of such trustee. I have also assumed that each of the Warrant Agreements have been or will be duly authorized, executed and delivered by the applicable Warrant Agent, in substantially the form reviewed by us, and

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that any Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the applicable Warrant Agent. I have assumed that the Stock Purchase Contract Agreements and the Stock Purchase Unit Agreements and, if applicable, any Stock Purchase Contracts and Stock Purchase Units will be (i) duly authorized, executed and delivered by each of the parties thereto (other than the Company), (ii) a legal, valid and binding obligation of each of the parties thereto (other than the Company), enforceable against such parties in accordance with their respective terms, and (iii) will be governed by and construed in accordance with the law of the State of New York. I have also assumed that any Stock Purchase Contracts and Stock Purchase Units that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of, the Stock Purchase Contract Agent and the Stock Purchase Unit Agent, respectively, if and as applicable.

I am a member of the Bar in the State of New York and I do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, to the extent referred to specifically herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based upon and subject to the foregoing, I am of the opinion that:

1. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) the applicable Indenture has been duly executed and delivered by the Company and the trustee named in such Indenture and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (iii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or Amended By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the “Certificate of Designation”) in the form to be filed

May 12, 2014

as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Amended By-laws of the Company so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or Amended By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts or Stock Purchase Units), when issued or sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3. With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Amended By-laws of the Company so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or Amended By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts or Stock Purchase Units), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

4. With respect to any series of Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or Amended By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable

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Warrant Agreement and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to any Stock Purchase Contracts (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and the terms of the Offered Stock Purchase Contracts and related matters; (v) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or Amended By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Offered Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Contract Agreement and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any Stock Purchase Units (the “Offered Stock Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and the terms of the Offered Stock Purchase Units and related matters; (v) the terms of the Offered Stock Purchase Units and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Unit Agreement so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or Amended By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Offered Stock Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Unit Agreement and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable Stock Purchase Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

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The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (iii) public policy considerations which may limit the rights of the parties to obtain further remedies.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also consent to the reference to me under the heading “Legal Opinions” in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Stephen M. Ksenak

Stephen M. Ksenak

Senior Managing Director and General

Counsel